Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Crown Holdings, Inc. 1997 Stock-Based Incentive Compensation Plan) of our report dated March 15, 2002 relating to the financial statements and financial statement schedule of Crown Cork & Seal Company, Inc, which appears in Crown Cork & Seal Company, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001.

PricewaterhouseCoopers LLP

Philadelphia, PA

March 11, 2003